Exhibit 99(4)
We Will Pay the benefits of this contract subject to its terms.
Our Home Office is at [100 Court Street, Binghamton, New York 13901].
Our Administrative Office is at [One Financial Way, Cincinnati, Ohio 45242].
[10 DAY RIGHT TO EXAMINE THE CONTRACT: You have a right to cancel this contract within 10 days after you receive it. You may return it to us at our Administrative Office, or to our agent for any reason within those 10 days. We will refund an amount equal to the sum of (1) and (2), where (1) is the difference between the premiums paid, including any fees or other charges, and the amounts, if any, allocated to any separate accounts under the contract and (2) is the cash value of the contract on the date of surrender attributable to the amounts so allocated.]
Annuity Payments And Other Values Provided By This Contract May Increase or Decrease According To The Investment Experience Of A Separate Account. Benefits Are Variable And Are Not Guaranteed As To Fixed-Dollar Amount.
Flexible Premium Deferred Variable Annuity Contract
Flexible Purchase Payments
Nonparticipating
Benefits Nontransferable if Issued on a Qualified Basis

Form NS-10-VA-07.4	Page 1

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 2

Contract Specifications
Contract Number: [00000000] Contract Date: [05/01/2010] Annuitant’s Date of Birth: [05/01/1960]

Annuitant: [John Doe]

Owner: [John Doe]

Beneficiary: [Jane Doe]

Contingent Beneficiary: [Jason Doe]

Initial Purchase Payment: [$5,000]
Additional Purchase Payments May Be Made. See Purchase Payments Provisions section.

Minimum Subsequent Purchase Payment Amount: [$500]

Total Maximum Purchase Payment Amount: [$1,000,000]
Minimum Withdrawal Amount: [$500]

Total Minimum Contract Value: [$5,000]

Maximum Number of Free Withdrawals in any Contract year: [14]

Annuity Payout Date: First Day of [May, 2031]

Maximum Annuitization Age: [90]

Type of Plan: [401(K)]

Riders:

For Riders, if any, see Page 4.

Charges:
Annual Contract Administration Charge: [$30] [(waived on contract anniversaries where the Contract Value equals or exceeds $50,000)]

Transfer Fee: [$10.00] per transfer [(waived for the first [12] transfers in any Contract Year)]

Minimum Transfer Amount: [$300]

Mortality Risk and Expense Charge: [1.40% Annually (..003809% Daily)]

Administration Expense Charge: [0.35% Annually (.000957% Daily)]

With a total annual subaccount charge of [1.75%] (Mortality Risk and Expense Charge of [1.40%] plus Administrative Expense Charge of [0.35%], the smallest rate of investment return required to ensure that the dollar amount of the variable annuity payments do not decrease is [4.75%] for variable annuity options based on an assumed interest rate (AIR) of 3.00%.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 3

Contract Specifications
Riders:

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 4

We will pay you an annuity starting on the Annuity Payout Date if the Annuitant is then living. We will then apply the Contract Value under the Settlement Provisions section of this contract.
We will pay the death benefit proceeds to the beneficiary, as defined below, if the Annuitant dies while this contract is in effect and before the Annuity Payout Date in accordance with the Death Benefit During Accumulation Period provision of this contract.
This contract provides accumulation values on a variable basis, and annuity payments on a variable and/or fixed basis under one or more Annuity Options as selected by you. The Contract Value and the dollar amount of the variable annuity payments will vary with the investment results of a separate account (VAN) that we have established. However, we guarantee that the dollar amount of annuity payments will not be affected by our mortality experience after such payments have commenced. We also guarantee that the expense charges will not be more than the charges provided for in this contract. The dollar amount of fixed annuity payments are guaranteed by us.
Any paid-up annuity, surrender value, or death benefit that may be payable under this contract will not be less than the minimum benefits required by law in the state of New York.
Definitions
1940 Act
The Investment Company Act of 1940, as amended, or any similar successor federal legislation.
Age
Except as otherwise noted, age shall refer to the person’s age as of his or her last birthday. Age as used in the Annuity Option Tables is age as of nearest birthday.
Annuitant
The person so named in the Contract Specifications on Page 3, or, if after the Annuity Payout Date, any other natural person or persons whose length of life or lives measures annuity payments that involve life contingencies.
Annuity Payout Date
The date shown in the Contract Specifications on Page 3, or the date you later choose under the Change of Annuity Payout Date provision of this contract, or any other date on which annuity payments are to start. The Annuity Payout Date may not be earlier than the first anniversary of the Contract Date.
Betterment of Rate Amount
The greater of the cash surrender benefit or 95% of what the cash surrender benefit would be if there were no Contingent Deferred Sales Charge.
Code
The Internal Revenue Code of 1986, as amended.
IRA
An Individual Retirement Annuity as defined in the Code.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 5

Pronouns
“We,” “us,” and “our” means National Security Life and Annuity Company (National Security). ''You,” “your,” or “yours” means the Owner or Owners of this contract.
Proof of Death
Proof of Death is either:
(1)	an original or a certified copy of a death certificate;

(2)	an original or a certified copy of a decree of a court of competent jurisdiction as to the finding of death with reasonable verification that such decree has become final; or

(3)	other written proof satisfactory to us.
Subaccount
An investment Subaccount established within VAN. We reserve the right to limit the number of Subaccounts in which you may allocate your purchase payments provided that we will not limit the number of Subaccounts to less than 10.
VAN
A separate account (Ohio National Variable Account N) that consists of assets we have set aside and keep separate from assets of our general account.
Valuation Period
That period of time from one determination of variable accumulation unit and annuity unit values to their next determination. Such values will be determined as often as we choose to do so, but will occur at least once each week or as often as required by the 1940 Act.
General Provisions
Annuity Payments
All sums to be paid by us under this contract are payable at our Administrative Office. We may require you to send us this contract as a condition to any payment.
Beneficiary
The Beneficiary is entitled to receive the Death Benefit if the Annuitant dies before the Annuity Payout Date, or any remaining annuity payments, in accordance with the terms and provisions of this contract.
You may name Beneficiaries and Contingent Beneficiaries at the time you apply for this contract. You may change Beneficiaries or Contingent Beneficiaries by providing Notice to us. Unless otherwise specified in writing at the time you apply for this contract or in a later Notice, beneficiary designations are revocable and you may change them during the lifetime of the Annuitant. Any new choice of Beneficiary will automatically revoke any prior choice of Beneficiary. Any new choice of Contingent Beneficiary will automatically revoke any prior choice of Contingent Beneficiary. Any irrevocable beneficiary designation may be changed only with the consent of such Irrevocable Beneficiary. The consent of any Irrevocable Beneficiary will also be required for any assignment, surrender, withdrawal, change of Annuity Payout Date or Annuity Option, or other changes to this contract.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 6

Subject to the terms and provisions of this contract, we will pay an equal portion of benefits to each Beneficiary unless you direct otherwise. A Contingent Beneficiary will only receive benefits payable under this contract if there is no surviving Beneficiary. Where applicable, a Secondary Contingent Beneficiary will only receive benefits payable under this contract if there is no surviving Beneficiary or Contingent Beneficiary.
In the event that an Owner, who is a natural person, survives the Annuitant, such Owner will be deemed the Beneficiary. Under such circumstances, the designated Beneficiary will be deemed the Contingent Beneficiary and the designated Contingent Beneficiary will be deemed the Secondary Contingent Beneficiary.
The rights of a non-surviving beneficiary will pass to surviving beneficiaries of the same class unless otherwise specified in writing at the time you apply for this contract or in a later Notice.
If a beneficiary is a trustee, we will neither be responsible for verifying a trustee’s right to receive any benefits payable under this contract, nor for how the trustee disposes of any benefits. If before payment of any benefits, we receive Notice that the trust has been revoked or is not in effect, then the trustee will be deemed a non-surviving beneficiary.
If there is no surviving Beneficiary, Contingent Beneficiary, or, where applicable, Secondary Contingent Beneficiary, benefits will be paid to the last surviving Owner’s estate.
Claims of Creditors
The Contract Value and other benefits under this contract are exempt from the claims of creditors to the extent permitted by law.
Entire Contract
The Entire Contract is this contract, any application, and any riders, amendments, and endorsements attached to this contract. The Entire Contract is the legal agreement between you and us. The application, if any, and purchase payments are your consideration for the Entire Contract. If an application is submitted, a copy of the application is attached. Your statements are to be considered representations and not warranties. Any changes or waiver in the terms or provisions of the Entire Contract, as permitted by Governing Law, must be approved in a writing signed by our President, Vice President, or Secretary. No agent, representative, or other officer, employee or person has the authority to make changes to any terms or provisions of the Entire Contract. We may change the Entire Contract in order to maintain compliance with applicable state and federal law.
We are not party to, nor are we bound by, any plan or trust in conjunction with this contract. This contract is intended to qualify under the Code for tax-favored status. Any reference in this contract to tax laws or regulations is for your information and instruction only and such reference to tax laws or regulations is not subject to approval or disapproval by the state in which this contract was issued. We make no representations or warranty concerning whether this contract will qualify for tax-favored status, or concerning whether, if it does qualify for such tax-favored status, you will derive any tax benefit therefrom. You should ask your tax adviser if you have any questions as to whether this contract qualifies for tax-favored status and whether, if it does, you derive any benefit therefrom that would not otherwise be available to you.
We reserve the right to endorse this contract as needed to maintain its status as an annuity under the Code. If this contract is so endorsed we will send you a copy of the endorsement.
Evidence of Sex, Age, or Survival
Where any payment under this contract depends on the Annuitant’s or any payee’s sex, age, or survival on a given date, we may require proof thereof, satisfactory to us, prior to making such payment.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 7

Governing Law
Unless otherwise stated herein, this contract, and its terms and provisions, are governed by the applicable laws and regulations of New York.
Incontestability
We will not contest the validity of this contract after it has been in force during the Annuitant’s lifetime for two years from its Contract Date..
Individual Retirement Annuities
The Internal Revenue Service has approved the form of this contract, when accompanied by an IRA Endorsement, as meeting the Code requirements for an IRA. If this contract is an IRA, we can change this contract in its approved form so as to keep its approval under the Code or to comply with any change in the Code or rules under the Code. Any such change shall be in writing, signed by us, and mailed to you at your address of record in our files. Any terms that relate to this contract as an IRA shall be of no further effect if this contract is no longer kept as a qualified IRA under the Code.
Misstatement of Age or Sex
If the Annuitant’s birth date or sex has been misstated, the benefits shall be such as would have been provided based on the correct birth date or sex. The amount of any over payments shall be charged against benefits to be paid after we verify a misstatement. The amount of any under payments, accumulated at an annual effective interest rate of 6.00% shall be added to the benefits to be paid immediately after we verify a misstatement.
Nonparticipating
This contract is nonparticipating. It will not share in our divisible surplus.
Nontransferability
If this is a tax-qualified contract, you may not sell, assign, discount or pledge this contract as collateral for a loan or to secure the performance of any obligation or for any purpose to any person other than to us, to the Annuitant, or to a trustee or other person exercising ownership rights solely by reason of the terms of a pension or profit-sharing plan or trust qualified under the Code.
You may not transfer this contract if it is an IRA, except to your spouse, incident to a divorce.
Notice
Any Notice required from you in this contract must be in written form acceptable to us, signed by you and received at our Administrative Office. Unless otherwise stated herein, the Notice becomes effective as of the date that all requirements are received, subject to any payment made or action taken by us prior to our acting upon the Notice, and provided that the action requested or taken in the Notice is permitted under the terms or provisions of this contract.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 8

Ownership
When the Owner and Annuitant of this contract are the same person, the Owner of this contract shall be the person named as such on the Contract Specifications Page 3 of this contract, or any transferee of such person, or is the spouse of the Owner and he or she elects to continue the contract as the Owner and Annuitant. When the Owner and Annuitant of this contract are not the same person, the Owner of this contact shall be the person named as Owner on the Contract Specifications Page 3 of this contract, or any transferee of such person or is the spouse of the Owner and he or she elects to continue the contract as the Owner. Any change in the Ownership shall take effect on the date of Notice.
If a Joint Owner is named, the Joint Owner will possess an undivided interest in the contract. The exercise of an ownership rights in the contract (including the rights to surrender the contract, to make withdrawals from the contract, or to change the Contract Owner, the Beneficiary, the Contingent Beneficiary, the Annuity Payout Date, or the Annuity Payment Option) shall require a written request signed by both Joint Owners. Upon the death of a Joint Owner, the remaining Joint Owner will become the sole Owner of the contract.
If no Joint Owner survives the Owner, all rights and interests of the Owner of the contract shall pass to the beneficiary in accordance with the Death Benefit Adjustment and/or the Death of Owner provisions.
If this contract is an IRA, the Annuitant shall be the Owner while living. The Annuitant’s interest may not then be forfeited. This contract, if an IRA, is for the sole benefit of the Annuitant and Beneficiaries.
You have the sole right, without the consent of the Beneficiary or any other person, to exercise all contract rights. If this is a tax-qualified contract, you may transfer ownership to a successor Owner only if such successor Owner is: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Code; or (3) the employer of the Annuitant provided that the contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Code for the benefit of the Annuitant. Exercise of any ownership rights under this contract shall not take effect until Notice is effective.
We will not allow a change in ownership or assignment, that could result in the transfer of any rights or benefits payable under this contract to an institutional investor or to an individual representing an institutional investor.
Reports
At least once each year after the first contract year and before the Annuity Payout Date, we shall send you a statement reporting your Contract Values as of a date not more than four months prior to the date of the mailing. The statement will detail your beginning and ending accumulation values.
You have the duty to review any confirmations or statements we send you and to report promptly any discrepancy. We will not be responsible for any losses or damages attributable to a discrepancy that is reflected on such confirmations or statements unless you report the discrepancy in writing to us within 30 days of the date of the confirmation or statement.
Separate Account VAN
The separate account to which the variable accumulation units of your Contract Value and variable annuity units and payments under this contract relate is VAN, which we have established under New York law to provide variable benefits. We shall have sole and complete ownership and control of all assets in VAN.
A portion of the assets in VAN, equal to the contract reserves for such account, shall not be chargeable with liabilities arising out of any other business we may conduct. In accordance with applicable agreements, income, gains and losses, whether or not realized, from assets allocated to the separate account shall be credited to or charged against such account without regard to other income, gains or losses.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 9

All amounts credited to VAN will be used to purchase shares at net asset value of open-end investment companies registered under the 1940 Act. The available investment companies are referred to as “Portfolios” and shares of any are referred to as “Portfolio Shares.” Any and all distributions made by a Portfolio, in respect to Portfolio Shares held by VAN, will be reinvested to purchase more Portfolio Shares in the same Subaccount at net asset value. Deductions and withdrawals from VAN may be made by redeeming a number of Portfolio Shares, at net asset value, equal in total value to the amount to be deducted or withdrawn. If deemed by us to be in the best interest of all contract owners, VAN may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act, if such registration is no longer required.
If there is a substitution of Portfolio Shares or change in operation of VAN, we will issue an endorsement for this contract and take such other action as may be necessary and appropriate to make the substitution or change.
You will be liable for any loss we suffer if we purchase Portfolio Shares at your direction and, thereafter, we are forced to liquidate such Portfolio Shares because the check or draft issued by you as a purchase payment is dishonored by the bank on which it was drawn.
Supplementary Agreement
As of the Annuity Payout Date, we may issue a supplementary agreement that sets forth the terms of your Annuity Option.
Voting Rights
We will seek instructions for the voting of Portfolio Shares held on account of your Contract Value held in VAN or that represent the actuarial liability for variable annuity payments being made. From time to time, we will send you reports on the Portfolio, prospectuses, proxy material and a form with which you may instruct us how to vote Portfolio Shares.
Purchase Payments Provisions
Purchase Payments
Purchase payments are payable to us at our Administrative Office or at any other location we may designate from time to time or, with respect only to the first purchase payment, to your registered representative in exchange for a receipt signed by such registered representative.
The initial purchase payment is due on the Contract Date. You may make subsequent purchase payments at any time before the Annuity Payout Date. Each subsequent purchase payment must be at least the Minimum Subsequent Purchase Payment Amount shown on the Contract Specifications Page 3.. We will restrict subsequent purchase payments after the total amount of all purchase payments exceeds the Total Maximum Purchase Payment Amount shown on the Contract Specifications Page 3. If this is an IRA, purchase payments may not be more than the maximum amount allowed by law for an IRA.
Allocation of Purchase Payments
Each purchase payment, less an amount for any applicable premium tax (Net Purchase Payment), will be allocated to Subaccounts within VAN in accordance with the allocation percentages specified by you or as later changed by you. We will limit the number of Subaccounts to which you may allocate, provided that we will always allow you to allocate to at least 10 Subaccounts within VAN. If you change your allocations, such change shall take effect as of the end of the Valuation Period within which Notice becomes effective.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 10

Valuation Provisions
Contract Value
The Contract Value for any Valuation Period equals the Variable Accumulation Account value for the Valuation Period.
Variable Accumulation Account
We will credit this contract’s Variable Accumulation Account with variable accumulation units in relation to the amount of each Net Purchase Payment allocated to each Subaccount. To find the number of variable accumulation units credited to each Subaccount, divide the amount allocated to that Subaccount by the variable accumulation unit value of that Subaccount for the Valuation Period during which the purchase payment is received at our Administrative Office or at any other location we may designate from time to time.
The value of each variable accumulation unit was set when the first Net Purchase Payment was allocated to each Subaccount. The value of a variable accumulation unit for each Subaccount varies for each later Valuation Period. Such value is found by multiplying the value of a variable accumulation unit of that Subaccount for the immediately preceding Valuation Period by the Net Investment Factor for the Subaccount for the Valuation Period for which the variable accumulation unit value is being determined. The value of a variable accumulation unit for any Valuation Period is determined as of the end of such Valuation Period.
The Variable Accumulation Account value for a Valuation Period equals the number of variable accumulation units credited to the Variable Accumulation Account multiplied by the value of each such unit for that Valuation Period.
Net Investment Factor
The Net Investment Factor for a Subaccount is found by dividing (a) by (b), then subtracting (c) from the result, where
(a)	is
(1)	the net asset value of a Portfolio Share in that Subaccount determined as of the end of a Valuation Period, plus

(2)	the per share amount of any dividends or other distribution declared by the Portfolio (as of the ex-dividend date, i.e., the date as of which dividends on Portfolio Shares have been paid out to owners of record) during the Valuation Period, adjusted by

(3)	a per share charge or credit with respect to any taxes reserved for or paid, which we determine to be attributable to the maintenance or operation of the Subaccount;
(b)	is the net asset value of a Portfolio Share in that Subaccount, adjusted by a per share credit or charge for any taxes reserved for or paid, determined as of the end of the prior Valuation Period; and

(c)	is
(1)	the annual Mortality Risk and Expense Charge as shown in the Contract Specifications on Page 3 for the number of days in such Valuation Period, plus

(2)	the annual Administration Expense Charge as shown in the Contract Specifications on Page 3 for the number of days in such Valuation Period.

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The total annual subaccount charge including Mortality Risk and Expense Charge and Administration Expense Charge is shown in the Contract Specifications on Page 3. We guarantee that these charges will not be adversely affected by our expense results and/or mortality experience.
Splitting Units
We reserve the right to split (or reverse split) the value of the variable accumulation units or the annuity units. In any such split of unit values, strict equity will be preserved. Such a split will have no material effect on the benefits or other terms or provisions of this contract. A split may either increase or decrease the number of such units.
Taxes
Any taxes that pertain to this contract or VAN may be charged against the Contract Value when incurred or reserved for by us.
Accumulation Period Provisions
Transfers Among Subaccounts
By Notice to us, you may transfer the value of any number of variable accumulation units from one set of Subaccounts to another set of Subaccounts. The dollar amount transferred from any Subaccount must be at least the Minimum Transfer Amount shown on the Contract Specifications Page 3, but the entire value of a Subaccount may be transferred if less than that Amount. Such transfers shall be made as of the end of the Valuation Period within which Notice becomes effective or at the end of any later Valuation Period that you may request. A fee may be charged for each transfer, however the number of transfers in any contract year that will not be assessed a transfer fee is provided on the Contract Specifications Page 3..
Transfers from any Subaccount on any one day may be limited to one percent of the previous day’s total net assets of that Portfolio if the Portfolio, in its discretion believes that the Portfolio might be damaged. We will only limit such transfers when a particular Contract Owner is acting in a manner indicative of deliberate, systematic market timing to the extent it would be harmful to the portfolios and/or other Contract Owners. We would only impose such restrictions on that particular Contract Owner so as to prevent or minimize the harm, no on all. Other than this, there are no limitations to the number, frequency or method of your transfers.
If and when transfers must be so limited, some transfer requests will not be granted. In determining which requests will be granted, scheduled transfers will be made first, followed by mailed written requests in the order postmarked and lastly, Internet and facsimile requests in the order received. Owners whose requested transfers are not made will be so notified. Currently, the rules of the U.S. Securities and Exchange Commission (SEC) preclude us from processing at a later date those requested transfers that were not made. Accordingly, a new transfer request must be submitted in order to make a transfer that was not made because of these limitations.
The Accumulation Period Provisions section details our right to limit or restrict the number, frequency or method of your transfers. When we state we reserve the right to limit such transfers, we will do so only when a particular Contract Owner is acting in a manner indicative of deliberate, systematic market timing to the extent that would be harmful to the portfolios and/or other Contract Owners. We would only impose such restrictions on that particular Contact Owner so as to prevent or minimize the harm, not on all. Other than this, there are no limitations to the number, frequency or method of your transfers.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 12

The right to make transfers between Subaccounts is subject to limitations as described here:
(1)	not accepting transfer requests of an agent or representative acting under a power of attorney or on behalf of more than one owner;

(2)	although we may limit the amount that may be transferred as described in previous paragraphs of this provision, you will always be able to transfer the Minimum Transfer Amount shown on Contract Specifications Page 3 between available allocation options.
The right to make transfers is not limited based on time periods. You will always be able to make transfers within each Valuation Period.
Portfolio Rebalancing
You may have us automatically transfer amounts on a quarterly, semi-annual or annual basis to maintain a specified percentage (whole percentages only) of Contract Value in each of two or more designated Subaccounts. The purpose of the portfolio rebalancing strategy is to maintain, over time, your desired allocation percentage in the designated Portfolios having differing investment performance. Portfolio rebalancing will not necessarily enhance future performance or protect against future losses.
The transfer charge does not apply to portfolio rebalancing transactions. These transactions do not count again the number of free transfers you are allowed each Contract Year.
Surrender
You may surrender this contract and receive its surrender value upon Notice any time prior to the earlier of: (1) the Annuity Payout Date; or (2) the death of the Annuitant. The surrender value is the Contract Value less: (1) a charge for any applicable premium taxes not previously deducted; and (2) the Contingent Deferred Sales Charge, if any. See the Deferred Premium Tax provision. For this purpose, except as noted below, the Contract Value will be for the Valuation Period when we receive the surrender request in good order at our Administrative Office. At that time, all Variable Accumulation Units will be cancelled. The surrender value from VAN will be paid within 10 days of the surrender request in good order. We reserve the right to establish reasonable requirements for what constitutes good order for purposes of a surrender request.
Withdrawals
A withdrawal cannot be less than the Minimum Withdrawal Amount shown on the Contract Specifications Page 3 and cannot be greater than the amount that would cause the Contract Value to fall below the Total Minimum Contract Value shown on the Contract Specifications Page 3. Withdrawals will reduce the Contract Value by the amount withdrawn. (See also Deferred Premium Tax provision.)
You may tell us how much to deduct from each Subaccount. If you do not, the withdrawal will be deducted from each Subaccount in the same proportion that the Subaccount’s value bears to the total Contract Value on the date we receive your request in good order in our Administrative Office.
The amount so withdrawn shall be paid within seven days of receipt of your Notice (or later if allowed by law). We will cancel the number of variable accumulation units from the appropriate Subaccount that, when multiplied by the corresponding variable accumulation unit values as of the end of the Valuation Period within which Notice becomes effective, equals that portion of the dollar amount of the withdrawal.
We have the right to impose a fee on each withdrawal in excess of the Maximum Number of Free Withdrawals in any contract year as shown on the Contract Specifications Page 3.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 13

Deferral of Payment on Surrender and Withdrawals
We may defer the calculation and payment of variable accumulation unit values or benefits if: (1) the New York Stock Exchange is closed or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC by order permits postponement for the protection of contract owners; or (3) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the net asset values of VAN.
We have the right to defer payment of any surrender or withdrawal that is derived from any amount recently paid to us by check or draft until we are satisfied that the check or draft has been paid by the bank on which it was drawn.
Deferred Premium Tax
If we paid a tax on a purchase payment and did not previously deduct the tax, then we may deduct it at the time of surrender or withdrawal, or on the Annuity Payout Date.
Death Benefit During Accumulation Period
If the Annuitant dies prior to the Annuity Payout Date, while this contract is in force, the Death Benefit will be calculated in accordance with the Guaranteed Minimum Death Benefit Amount and the Death Benefit Adjustment provisions below.
Guaranteed Minimum Death Benefit Amount
The Guaranteed Minimum Death Benefit Amount will be used for calculating the Death Benefit Adjustment, unless a rider accompanying this contract results in a higher Death Benefit Adjustment.
The Guaranteed Minimum Death Benefit Amount during all contract years shall be the total of all Net Purchase Payments made to this contract and adjusted, on a pro rata basis, for any withdrawals taken from this contract. Under the pro rata adjustment, the Guaranteed Minimum Death Benefit Amount will be reduced by the same percentage reduction to the Contract Value that resulted from the withdrawal.
Death Benefit Adjustment
If the Annuitant dies prior to the Annuity Payout Date while this contract is in force, we will make the Death Benefit Adjustment, if any, when we receive Proof of Death. The Death Benefit Adjustment will be equal to the excess, if any, of the highest guaranteed death benefit under the contract or any applicable rider as of the Annuitant’s death over the Contract Value on the actual date of the Annuitant’s death. On the day of the next Valuation Period after we receive Proof of Death of the Annuitant, we will add the amount of the Death Benefit Adjustment to the Contract Value and purchase units in the Subaccount corresponding to the Money Market Portfolio with the amount of the Death Benefit Adjustment, where it will remain until we receive different investment instructions from the Beneficiary. If the Contract Value on the actual date of the Annuitant’s death exceeds the highest guaranteed death benefit under the contract or any applicable rider, then there is no Death Benefit Adjustment.
After we have made the Death Benefit Adjustment, we will not have any further liability for any guaranteed death benefit under this contract or any applicable rider, except that, if the Beneficiary is the spouse of the Annuitant and he or she elects option (4) described below and, as a result, continues the contract as the Owner and the Annuitant, the contract will be eligible for another Death Benefit Adjustment upon that spouse’s death.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 14

Settlement Options
Unless otherwise designated by the Owner before the Annuitant’s date of death, the Beneficiary may, by Notice, elect to:
(1)	surrender this contract within five years of the Annuitant’s death; or

(2)	settle this contract within 12 months of the Annuitant’s death, for annuity payments over the life of the Beneficiary or over a period not exceeding the Beneficiary’s life expectancy; or

(3)	continue this contract as the Owner and the Annuitant, if the Beneficiary is the surviving spouse of the Owner/Annuitant and there is either no surviving Owner or the surviving spouse is also the sole surviving Owner; or

(4)	make any other settlement to which we may agree.
In the event that the Beneficiary fails to elect any of the above-described options within five years of the Annuitant’s death, we will pay the Contract Value under Settlement Option (1) above.
Where there is more than one Beneficiary, all of the Beneficiaries must agree on the same Settlement Option. If we do not receive an election of a Settlement Option approved by all the Beneficiaries before the earlier of: (1) 121 days after the Annuitant’s death; or (2) 61 days after we receive the Proof of Death, this contract will automatically be surrendered for its contract value at that time or upon our receipt of Proof of Death, if later.
Contract riders and any charges therefor terminate upon the Annuitant’s death, except where the only Beneficiary is the surviving spouse of the Owner/Annuitant and there is either no surviving Owner or the surviving spouse is also the sole surviving Owner, and such surviving spouse elects to continue this contract as the Owner and the Annuitant.
Death of the Owner
If any Owner dies prior to the Annuity Payout Date, and before the death of the Annuitant, and there is no Joint Owner living at the time (or the Joint Owner is not the Owner’s surviving spouse), either;
(1)	the entire interest in this contract must be distributed within five years of the date of such Owner’s death; or

(2)	within 12 months of the date of death, the Contract Value must be annuitized over the life expectancy of the Beneficiary person who becomes the new Owner of this contract or over a period not extending beyond the life expectancy of such person; or

(3)	if the surviving spouse becomes the Owner of this contract, this contract may be continued in the name of the spouse as the contract Owner. Only the surviving Spouse may become the new Owner upon the Owner’s death.
If any Owner predeceases the Annuitant, ownership will pass in the following order: (1) any other surviving Owner(s); (2) any surviving Beneficiary; (3) any surviving Contingent Beneficiary; (4) any surviving Secondary Contingent Beneficiary, where applicable; and (5) if there are no such survivors, to the last surviving Owner’s estate.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 15

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.
Contract Administration Charge
Prior to the Annuity Payout Date, on each contract anniversary and upon surrender, we will deduct from the Contract Value an annual Contract Administration Charge of to defray our administrative expenses for this contract.
We will cancel the number of variable accumulation units from the appropriate Subaccounts that, when multiplied by the corresponding variable accumulation unit values for the Valuation Period in which the charge is taken, equals that portion of the charge taken from VAN.
Settlement Provisions
General
On the Annuity Payout Date, the Contract Value shall be applied under one or more of the Annuity Options shown below or under such other option to which we may agree.
Elections
You must give us Notice in order to elect an Annuity Option or revoke or change such an election. If no such election is in effect on the Annuity Payout Date, and if the Annuitant is then living, the Contract Value will be applied under Life Annuity Option (3). The annuity will be variable unless you elect otherwise. Unless this contract is issued pursuant to a tax-qualified pension or profit-sharing plan or trust, any remaining period-certain installments to be paid after the Annuitant’s death will pass in the following order: (1) any surviving Owner(s); (2) any surviving Beneficiary; (3) any surviving Contingent Beneficiary; (4) any surviving Secondary Contingent Beneficiary, where applicable; and (5) if there are no such survivors, to the last surviving Owner’s estate.
Pension Plan
If: (a) this contract is issued pursuant to a tax-qualified pension or profit-sharing plan or trust; (b) no Annuity Option election is in effect on the Annuity Payout Date; and (c) the Annuitant is living on the Annuity Payout Date, then the Contract Value will be applied as follows:
(1)	If the Annuitant is married as of the Annuity Payout Date, the Contract Value will be applied to provide equal payments under Joint and Survivor Life Annuity Option (2) with the Annuitant’s spouse as the Joint Annuitant.

(2)	If the Annuitant is not married as of the Annuity Payout Date, the Contract Value will be applied under Life Annuity Option (3) and paid to the Annuitant with the Beneficiary as payee for any period-certain payments to be made after the Annuitant’s death.
If no other named Beneficiary ore Contingent Beneficiary is the payee after the Annuitant’s death during the period certain, any remaining installments will be paid to the Owner. Further, if the Owner dies before all installments have been paid, any remaining installments will be paid to the person the Owner designates to receive such payments or to the Owner’s estate.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 16

Determination of Amount To Be Applied
The Contract Value to be applied to provide an annuity shall be determined at the end of a Valuation Period, selected by us and uniformly applied, which is not more than 10 Valuation Periods before the Annuity Payout Date. Any applicable state tax will be deducted at that time, if it was not deducted earlier.
Effect of Settlement on Accumulation Units
When this contract is settled, its variable accumulation units will be cancelled.
Change of Annuity Payout Date
You may change the Annuity Payout Date at any time prior to the earlier of (1) the Annuitant’s death; or (2) the Annuity Payout Date by Notice to us. But, unless we agree, the Annuity Payout Date may not be later than the first day of the month following the Annuitant’s birthday for the Maximum Annuitization Age as shown on the Contract Specifications Page 3. In any event, the Annuity Payout Date must be the first day of a month and must be at least 30 days after the date we receive Notice.
Annuity Payment Amounts
Variable Annuities
The dollar amount of the first periodic variable annuity payment shall be derived from the Annuity Option Tables in this contract or any other option table to which both we and you agree for the sex(es) and age(s) of the Annuitant and Joint Annuitant, if any, on the Annuity Payout Date. The dollar amount of each variable annuity payment after the first will be measured by variable annuity units. The number of variable annuity units of each Subaccount to be credited to this contract is determined by dividing that part of the first variable annuity payment apportioned to each Subaccount by the variable annuity unit value of that Subaccount for the Valuation Period used to determine the Contract Value for settlement of this contract under this Settlement Provisions section. The dollar amount of each variable annuity payment after the first is equal to the number of variable annuity units credited to this contract multiplied by the variable annuity unit value of the applicable Subaccount for the Valuation Period, selected by us and uniformly applied, which is not more than 10 Valuation Periods before the due date of each such payment.
Fixed Annuities
The dollar amount of each periodic fixed annuity payment shall be derived from the Annuity Option Tables for the sex(es) and age(s) of the Annuitant and Joint Annuitant, if any, on the Annuity Payout Date.
Annuity Unit Value
The value of a variable annuity unit for each Subaccount was set when the first annuity payment was made from each Subaccount for this class of contracts. To determine the variable annuity unit value for each later Valuation Period, (a) multiply the variable annuity unit value for that Subaccount for the immediately prior Valuation Period by the Net Investment Factor for that Subaccount for such later Valuation Period, and then (b) multiply the product by a factor to neutralize the annual interest rate assumed in the Annuity Option Tables used. For an assumed interest rate of 3.00%, the factor for a one-day Valuation Period is .9999190.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 17

Change in Subaccount
After variable annuity payments have been made for at least 12 months, the payee(s) may, no more than once each 12 months, change all or part of the investment upon which variable annuity payments are based from one Subaccount to another. To do this, we will convert the number of annuity units being changed to the number of annuity units of the Subaccount to which the payee(s) are changing so as to result in the next variable annuity payment being of the same amount that it would have been without the change. After that, variable annuity payments will reflect changes in the values of the new annuity units. The payee(s) must give us Notice at least 30 days before the due date of the first variable annuity payment to which the change will apply.
Limitation on Availability of Options
If the amount to be applied under any Annuity Option is less than the Minimum Contract Value shown on the Contract Specifications Page 3, such Annuity Option shall not be available. Settlement shall then be in a single sum. If an annuity payment to a payee would be less than $100, we may pay less often so that such payment will be at least $100.
Alternate Annuity Option
Instead of the variable Annuity Options provided under this contract, you may choose an alternate amount and type of periodic installments for fixed annuity payments. Such alternate Annuity Options shall be based on the rates for fixed-dollar single premium immediate annuities being issued by us on the Annuity Payout Date. They may only be elected within 30 days before the Annuity Payout Date.
Betterment of Rate Amount
The annuity benefits, at the time of their commencement, will not be less than those that would be provided by the application of the Betterment of Rates Amount to purchase any single consideration immediate annuity contract offered by us at the time of the same class of annuitants. See the definition of Betterment of Rates Amount on Page 5.
Death Benefit After the Annuity Payout Date
If the Annuitant dies after the Annuity Payout Date, any death benefit payable will be in accordance with the Annuity Option chosen.
Spendthrift Provision
Except as otherwise provided in this contract (or in any supplementary contract issued in exchange for it), neither an Owner nor the Beneficiary may commute, anticipate or otherwise encumber any amounts to be paid in settlement of this contract. To the extent allowed by law, no such amount shall be subject to any legal process in payment of any claim against an Owner or any Beneficiary.
Description of Annuity Options
All of these options may be on a fixed or variable annuity basis or both.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 18

Life Annuity Options
(1)	Nonrefund. We will make annuity payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

(2)	Period Certain. We will make annuity payments for a period of years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. In the event that payments under the settlement options are the same for different periods certain, then the longest period certain with the payment amount will be deemed to have been chosen.

(3)	Installment Refund. We will make annuity payments for a period certain and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. The number of period-certain payments is equal to the amount applied under this installment refund option divided by the amount of the first annuity payment; provided, however, that the amount of the final period-certain payment shall be multiplied by that part of the preceding quotient that is not an integer.
Joint and Survivor Life Annuity Options
(1)	Joint and Survivor Nonrefund. We will make annuity payments during the joint lifetime of the Annuitant and Joint Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the Annuitant and Joint Annuitant.

(2)	Joint and Survivor with Period Certain. We will make annuity payments for a period of years and after that during the joint lifetime of the Annuitant and Joint Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the Annuitant and Joint Annuitant or, if later, the end of the period certain.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 19

This Page Intentionally Left Blank.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 20

Annuity Option Tables
Date of Birth 1939 and Before
Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.
Option 1: Life Income

Age and Sex					Age and Sex
of Annuitant	Non-	5 Years	10 Years	Installment	of Annuitant	Non-	5 Years	10 Years	Installment
Male	Refund	Certain	Certain	Refund	Female	Refund	Certain	Certain	Refund
[51	$4.05	$4.04	$4.02	$3.91	51	$3.80	$3.80	$3.79	$3.72
52	4.11	4.11	4.08	3.97	52	3.86	3.85	3.84	3.77
53	4.19	4.18	4.15	4.03	53	3.92	3.91	3.90	3.82
54	4.26	4.25	4.22	4.09	54	3.98	3.98	3.96	3.88
55	4.34	4.33	4.30	4.15	55	4.05	4.04	4.03	3.94
56	4.43	4.42	4.38	4.22	56	4.12	4.11	4.10	4.00
57	4.52	4.50	4.46	4.29	57	4.20	4.19	4.17	4.06
58	4.61	4.60	4.55	4.37	58	4.28	4.27	4.24	4.13
59	4.71	4.70	4.64	4.44	59	4.36	4.35	4.32	4.20
60	4.82	4.80	4.74	4.53	60	4.45	4.44	4.41	4.27
61	4.93	4.91	4.84	4.61	61	4.55	4.53	4.50	4.35
62	5.06	5.03	4.95	4.70	62	4.65	4.63	4.59	4.43
63	5.19	5.16	5.07	4.80	63	4.76	4.74	4.69	4.52
64	5.33	5.29	5.19	4.90	64	4.87	4.85	4.80	4.61
65	5.48	5.44	5.31	5.00	65	4.99	4.97	4.91	4.70
66	5.63	5.59	5.44	5.11	66	5.12	5.10	5.03	4.81
67	5.80	5.75	5.58	5.23	67	5.27	5.24	5.15	4.91
68	5.99	5.92	5.72	5.35	68	5.42	5.39	5.29	5.03
69	6.18	6.10	5.87	5.48	69	5.58	5.54	5.43	5.14
70	6.38	6.29	6.02	5.61	70	5.75	5.71	5.57	5.27
71	6.60	6.49	6.18	5.75	71	5.94	5.89	5.73	5.40
72	6.83	6.71	6.34	5.90	72	6.15	6.09	5.89	5.55
73	7.08	6.93	6.51	6.06	73	6.37	6.30	6.06	5.70
74	7.34	7.17	6.68	6.22	74	6.60	6.52	6.24	5.86
75	7.62	7.42	6.85	6.39	75	6.86	6.75	6.42	6.03
76	7.92	7.68	7.02	6.57	76	7.14	7.01	6.61	6.20
77	8.24	7.95	7.20	6.76	77	7.43	7.28	6.80	6.39
78	8.59	8.25	7.37	6.97	78	7.76	7.57	7.00	6.59
79	8.95	8.55	7.55	7.18	79	8.11	7.87	7.20	6.80
80	9.35	8.87	7.73	7.40	80	8.48	8.20	7.40	7.03
81	9.77	9.20	7.90	7.63	81	8.89	8.54	7.60	7.26
82	10.22	9.55	8.06	7.88	82	9.33	8.91	7.80	7.51
83	10.70	9.90	8.22	8.14	83	9.81	9.29	7.99	7.78
84	11.21	10.28	8.38	8.41	84	10.33	9.69	8.17	8.05
85	11.76	10.66	8.52	8.69	85	10.89	10.11	8.34	8.35
86	12.35	11.05	8.66	9.00	86	11.50	10.53	8.51	8.66
87	12.98	11.45	8.79	9.32	87	12.15	10.97	8.66	8.98
88	13.66	11.85	8.91	9.65	88	12.85	11.41	8.80	9.33
89	14.38	12.25	9.02	10.01	89	13.60	11.85	8.93	9.69
90	15.14	12.66	9.12	10.40	90	14.39	12.29	9.04	10.07]

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 21

Option 2: Joint & Survivor Life Income

(a) Nonrefund

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.54	$3.70	$3.85	$3.99	$4.10	$4.19	$4.25	$4.29	$4.31
60	3.61	3.80	4.00	4.21	4.39	4.54	4.65	4.72	4.77
65	3.65	3.88	4.14	4.41	4.69	4.93	5.13	5.28	5.36
70	3.69	3.94	4.24	4.60	4.98	5.36	5.70	5.96	6.14
75	3.71	3.98	4.32	4.74	5.22	5.76	6.30	6.76	7.10
80	3.72	4.01	4.37	4.84	5.42	6.12	6.89	7.64	8.25
85	3.73	4.03	4.41	4.90	5.55	6.40	7.41	8.51	9.53
90	3.74	4.04	4.42	4.94	5.64	6.59	7.81	9.28	10.81]
(b) With 10 Years Certain

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.54	$3.70	$3.85	$3.99	$4.10	$4.18	$4.24	$4.27	$4.29
60	3.61	3.80	4.00	4.20	4.38	4.53	4.63	4.69	4.72
65	3.65	3.88	4.14	4.41	4.68	4.91	5.10	5.21	5.28
70	3.68	3.94	4.24	4.59	4.96	5.32	5.62	5.83	5.95
75	3.71	3.98	4.31	4.72	5.19	5.70	6.16	6.51	6.71
80	3.72	4.00	4.36	4.81	5.37	6.00	6.64	7.16	7.50
85	3.73	4.02	4.39	4.87	5.48	6.22	7.01	7.71	8.18
90	3.73	4.02	4.40	4.90	5.54	6.34	7.25	8.08	8.67]
Actuarial Basis — Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2010 under Scale G with compound interest at the effective rate of [3%] per year. For an assumed interest rate of 3 percent, the factor for a one-day Valuation Period is         .9999190.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 22

Annuity Option Tables
Date of Birth 1940-1959
Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.
Option 1: Life Income

Age and Sex					Age and Sex
of Annuitant	Non-	5 Years	10 Years	Installment	of Annuitant	Non-	5 Years	10 Years	Installment
Male	Refund	Certain	Certain	Refund	Female	Refund	Certain	Certain	Refund
[51	$3.98	$3.98	$3.96	$3.86	51	$3.74	$3.74	$3.73	$3.67
52	4.05	4.04	4.02	3.91	52	3.80	3.80	3.79	3.72
53	4.11	4.11	4.08	3.97	53	3.86	3.85	3.84	3.77
54	4.19	4.18	4.15	4.03	54	3.92	3.91	3.90	3.82
55	4.26	4.25	4.22	4.09	55	3.98	3.98	3.96	3.88
56	4.34	4.33	4.30	4.15	56	4.05	4.04	4.03	3.94
57	4.43	4.42	4.38	4.22	57	4.12	4.11	4.10	4.00
58	4.52	4.50	4.46	4.29	58	4.20	4.19	4.17	4.06
59	4.61	4.60	4.55	4.37	59	4.28	4.27	4.24	4.13
60	4.71	4.70	4.64	4.44	60	4.36	4.35	4.32	4.20
61	4.82	4.80	4.74	4.53	61	4.45	4.44	4.41	4.27
62	4.93	4.91	4.84	4.61	62	4.55	4.53	4.50	4.35
63	5.06	5.03	4.95	4.70	63	4.65	4.63	4.59	4.43
64	5.19	5.16	5.07	4.80	64	4.76	4.74	4.69	4.52
65	5.33	5.29	5.19	4.90	65	4.87	4.85	4.80	4.61
66	5.48	5.44	5.31	5.00	66	4.99	4.97	4.91	4.70
67	5.63	5.59	5.44	5.11	67	5.12	5.10	5.03	4.81
68	5.80	5.75	5.58	5.23	68	5.27	5.24	5.15	4.91
69	5.99	5.92	5.72	5.35	69	5.42	5.39	5.29	5.03
70	6.18	6.10	5.87	5.48	70	5.58	5.54	5.43	5.14
71	6.38	6.29	6.02	5.61	71	5.75	5.71	5.57	5.27
72	6.60	6.49	6.18	5.75	72	5.94	5.89	5.73	5.40
73	6.83	6.71	6.34	5.90	73	6.15	6.09	5.89	5.55
74	7.08	6.93	6.51	6.06	74	6.37	6.30	6.06	5.70
75	7.34	7.17	6.68	6.22	75	6.60	6.52	6.24	5.86
76	7.62	7.42	6.85	6.39	76	6.86	6.75	6.42	6.03
77	7.92	7.68	7.02	6.57	77	7.14	7.01	6.61	6.20
78	8.24	7.95	7.20	6.76	78	7.43	7.28	6.80	6.39
79	8.59	8.25	7.37	6.97	79	7.76	7.57	7.00	6.59
80	8.95	8.55	7.55	7.18	80	8.11	7.87	7.20	6.80
81	9.35	8.87	7.73	7.40	81	8.48	8.20	7.40	7.03
82	9.77	9.20	7.90	7.63	82	8.89	8.54	7.60	7.26
83	10.22	9.55	8.06	7.88	83	9.33	8.91	7.80	7.51
84	10.70	9.90	8.22	8.14	84	9.81	9.29	7.99	7.78
85	11.21	10.28	8.38	8.41	85	10.33	9.69	8.17	8.05
86	11.76	10.66	8.52	8.69	86	10.89	10.11	8.34	8.35
87	12.35	11.05	8.66	9.00	87	11.50	10.53	8.51	8.66
88	12.98	11.45	8.79	9.32	88	12.15	10.97	8.66	8.98
89	13.66	11.85	8.91	9.65	89	12.85	11.41	8.80	9.33
90	14.38	12.25	9.02	10.01	90	13.60	11.85	8.93	9.69]

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 23

Option 2: Joint & Survivor Life Income
(a) Nonrefund

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.50	$3.65	$3.79	$3.92	$4.03	$4.11	$4.17	$4.21	$4.23
60	3.56	3.74	3.94	4.13	4.30	4.44	4.54	4.62	4.66
65	3.60	3.82	4.06	4.32	4.58	4.81	5.00	5.13	5.22
70	3.64	3.88	4.16	4.49	4.85	5.21	5.52	5.77	5.94
75	3.66	3.92	4.24	4.62	5.08	5.58	6.08	6.52	6.84
80	3.67	3.94	4.28	4.72	5.26	5.91	6.63	7.33	7.91
85	3.68	3.96	4.32	4.78	5.39	6.17	7.11	8.13	9.10
90	3.69	3.97	4.34	4.82	5.47	6.35	7.48	8.85	10.29]
(b) With 10 Years Certain

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.50	$3.65	$3.79	$3.92	$4.03	$4.11	$4.16	$4.20	$4.21
60	3.56	3.74	3.94	4.12	4.29	4.43	4.53	4.59	4.62
65	3.60	3.82	4.06	4.32	4.57	4.79	4.97	5.08	5.15
70	3.63	3.87	4.16	4.48	4.83	5.18	5.47	5.67	5.79
75	3.66	3.91	4.23	4.61	5.06	5.53	5.97	6.32	6.53
80	3.67	3.94	4.27	4.70	5.22	5.82	6.44	6.95	7.30
85	3.68	3.95	4.30	4.75	5.33	6.03	6.80	7.49	7.98
90	3.68	3.96	4.32	4.78	5.39	6.15	7.03	7.87	8.49]
Actuarial Basis — Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2010 under Scale G (set back one year) with compound interest at the effective rate of [3%] per year. For an assumed interest rate of 3 percent, the factor for a one-day Valuation Period is .9999190.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 24

Annuity Option Tables
Date of Birth 1960-1979
Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.
Option 1: Life Income

Age and Sex					Age and Sex
of Annuitant	Non-	5 Years	10 Years	Installment	of Annuitant	Non-	5 Years	10 Years	Installment
Male	Refund	Certain	Certain	Refund	Female	Refund	Certain	Certain	Refund
[51	$3.92	$3.91	$3.90	$3.80	51	$3.69	$3.69	$3.68	$3.63
52	3.98	3.98	3.96	3.86	52	3.74	3.74	3.73	3.67
53	4.05	4.04	4.02	3.91	53	3.80	3.80	3.79	3.72
54	4.11	4.11	4.08	3.97	54	3.86	3.85	3.84	3.77
55	4.19	4.18	4.15	4.03	55	3.92	3.91	3.90	3.82
56	4.26	4.25	4.22	4.09	56	3.98	3.98	3.96	3.88
57	4.34	4.33	4.30	4.15	57	4.05	4.04	4.03	3.94
58	4.43	4.42	4.38	4.22	58	4.12	4.11	4.10	4.00
59	4.52	4.50	4.46	4.29	59	4.20	4.19	4.17	4.06
60	4.61	4.60	4.55	4.37	60	4.28	4.27	4.24	4.13
61	4.71	4.70	4.64	4.44	61	4.36	4.35	4.32	4.20
62	4.82	4.80	4.74	4.53	62	4.45	4.44	4.41	4.27
63	4.93	4.91	4.84	4.61	63	4.55	4.53	4.50	4.35
64	5.06	5.03	4.95	4.70	64	4.65	4.63	4.59	4.43
65	5.19	5.16	5.07	4.80	65	4.76	4.74	4.69	4.52
66	5.33	5.29	5.19	4.90	66	4.87	4.85	4.80	4.61
67	5.48	5.44	5.31	5.00	67	4.99	4.97	4.91	4.70
68	5.63	5.59	5.44	5.11	68	5.12	5.10	5.03	4.81
69	5.80	5.75	5.58	5.23	69	5.27	5.24	5.15	4.91
70	5.99	5.92	5.72	5.35	70	5.42	5.39	5.29	5.03
71	6.18	6.10	5.87	5.48	71	5.58	5.54	5.43	5.14
72	6.38	6.29	6.02	5.61	72	5.75	5.71	5.57	5.27
73	6.60	6.49	6.18	5.75	73	5.94	5.89	5.73	5.40
74	6.83	6.71	6.34	5.90	74	6.15	6.09	5.89	5.55
75	7.08	6.93	6.51	6.06	75	6.37	6.30	6.06	5.70
76	7.34	7.17	6.68	6.22	76	6.60	6.52	6.24	5.86
77	7.62	7.42	6.85	6.39	77	6.86	6.75	6.42	6.03
78	7.92	7.68	7.02	6.57	78	7.14	7.01	6.61	6.20
79	8.24	7.95	7.20	6.76	79	7.43	7.28	6.80	6.39
80	8.59	8.25	7.37	6.97	80	7.76	7.57	7.00	6.59
81	8.95	8.55	7.55	7.18	81	8.11	7.87	7.20	6.80
82	9.35	8.87	7.73	7.40	82	8.48	8.20	7.40	7.03
83	9.77	9.20	7.90	7.63	83	8.89	8.54	7.60	7.26
84	10.22	9.55	8.06	7.88	84	9.33	8.91	7.80	7.51
85	10.70	9.90	8.22	8.14	85	9.81	9.29	7.99	7.78
86	11.21	10.28	8.38	8.41	86	10.33	9.69	8.17	8.05
87	11.76	10.66	8.52	8.69	87	10.89	10.11	8.34	8.35
88	12.35	11.05	8.66	9.00	88	11.50	10.53	8.51	8.66
89	12.98	11.45	8.79	9.32	89	12.15	10.97	8.66	8.98
90	13.66	11.85	8.91	9.65	90	12.85	11.41	8.80	9.33]

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 25

Option 2: Joint & Survivor Life Income
(a) Nonrefund

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.46	$3.60	$3.74	$3.86	$3.96	$4.04	$4.10	$4.13	$4.16
60	3.52	3.69	3.87	4.05	4.21	4.35	4.45	4.52	4.56
65	3.56	3.76	3.99	4.24	4.48	4.69	4.87	5.00	5.08
70	3.59	3.82	4.09	4.40	4.73	5.06	5.36	5.60	5.76
75	3.61	3.85	4.16	4.52	4.95	5.42	5.88	6.29	6.60
80	3.62	3.88	4.20	4.61	5.12	5.72	6.39	7.04	7.59
85	3.63	3.89	4.23	4.67	5.24	5.96	6.83	7.79	8.69
90	3.64	3.90	4.25	4.71	5.31	6.13	7.18	8.45	9.80]
(b) With 10 Years Certain

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.46	$3.60	$3.73	$3.86	$3.96	$4.04	$4.09	$4.12	$4.14
60	3.52	3.69	3.87	4.05	4.21	4.34	4.44	4.50	4.53
65	3.56	3.76	3.99	4.23	4.47	4.68	4.85	4.96	5.02
70	3.59	3.81	4.08	4.39	4.72	5.04	5.32	5.52	5.64
75	3.61	3.85	4.15	4.51	4.93	5.37	5.80	6.13	6.35
80	3.62	3.87	4.19	4.59	5.08	5.65	6.24	6.75	7.10
85	3.63	3.89	4.22	4.65	5.19	5.85	6.59	7.28	7.78
90	3.63	3.90	4.23	4.67	5.25	5.97	6.82	7.66	8.31]
Actuarial Basis — Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2010 under Scale G (set back two years) with compound interest at the effective rate of [3%] per year. For an assumed interest rate of 3 percent, the factor for a one-day Valuation Period is .9999190.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 26

Annuity Option Tables
Date of Birth 1980-1999
Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.
Option 1: Life Income

Age and Sex					Age and Sex
of Annuitant	Non-	5 Years	10 Years	Installment	of Annuitant	Non-	5 Years	10 Years	Installment
Male	Refund	Certain	Certain	Refund	Female	Refund	Certain	Certain	Refund
[51	$3.86	$3.86	$3.84	$3.75	51	$3.64	$3.64	$3.63	$3.58
52	3.92	3.91	3.90	3.80	52	3.69	3.69	3.68	3.63
53	3.98	3.98	3.96	3.86	53	3.74	3.74	3.73	3.67
54	4.05	4.04	4.02	3.91	54	3.80	3.80	3.79	3.72
55	4.11	4.11	4.08	3.97	55	3.86	3.85	3.84	3.77
56	4.19	4.18	4.15	4.03	56	3.92	3.91	3.90	3.82
57	4.26	4.25	4.22	4.09	57	3.98	3.98	3.96	3.88
58	4.34	4.33	4.30	4.15	58	4.05	4.04	4.03	3.94
59	4.43	4.42	4.38	4.22	59	4.12	4.11	4.10	4.00
60	4.52	4.50	4.46	4.29	60	4.20	4.19	4.17	4.06
61	4.61	4.60	4.55	4.37	61	4.28	4.27	4.24	4.13
62	4.71	4.70	4.64	4.44	62	4.36	4.35	4.32	4.20
63	4.82	4.80	4.74	4.53	63	4.45	4.44	4.41	4.27
64	4.93	4.91	4.84	4.61	64	4.55	4.53	4.50	4.35
65	5.06	5.03	4.95	4.70	65	4.65	4.63	4.59	4.43
66	5.19	5.16	5.07	4.80	66	4.76	4.74	4.69	4.52
67	5.33	5.29	5.19	4.90	67	4.87	4.85	4.80	4.61
68	5.48	5.44	5.31	5.00	68	4.99	4.97	4.91	4.70
69	5.63	5.59	5.44	5.11	69	5.12	5.10	5.03	4.81
70	5.80	5.75	5.58	5.23	70	5.27	5.24	5.15	4.91
71	5.99	5.92	5.72	5.35	71	5.42	5.39	5.29	5.03
72	6.18	6.10	5.87	5.48	72	5.58	5.54	5.43	5.14
73	6.38	6.29	6.02	5.61	73	5.75	5.71	5.57	5.27
74	6.60	6.49	6.18	5.75	74	5.94	5.89	5.73	5.40
75	6.83	6.71	6.34	5.90	75	6.15	6.09	5.89	5.55
76	7.08	6.93	6.51	6.06	76	6.37	6.30	6.06	5.70
77	7.34	7.17	6.68	6.22	77	6.60	6.52	6.24	5.86
78	7.62	7.42	6.85	6.39	78	6.86	6.75	6.42	6.03
79	7.92	7.68	7.02	6.57	79	7.14	7.01	6.61	6.20
80	8.24	7.95	7.20	6.76	80	7.43	7.28	6.80	6.39
81	8.59	8.25	7.37	6.97	81	7.76	7.57	7.00	6.59
82	8.95	8.55	7.55	7.18	82	8.11	7.87	7.20	6.80
83	9.35	8.87	7.73	7.40	83	8.48	8.20	7.40	7.03
84	9.77	9.20	7.90	7.63	84	8.89	8.54	7.60	7.26
85	10.22	9.55	8.06	7.88	85	9.33	8.91	7.80	7.51
86	10.70	9.90	8.22	8.14	86	9.81	9.29	7.99	7.78
87	11.21	10.28	8.38	8.41	87	10.33	9.69	8.17	8.05
88	11.76	10.66	8.52	8.69	88	10.89	10.11	8.34	8.35
89	12.35	11.05	8.66	9.00	89	11.50	10.53	8.51	8.66
90	12.98	11.45	8.79	9.32	90	12.15	10.97	8.66	8.98]

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 27

Option 2: Joint & Survivor Life Income

(a) Nonrefund

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.42	$3.55	$3.68	$3.80	$3.90	$3.97	$4.03	$4.06	$4.09
60	3.47	3.64	3.81	3.98	4.13	4.26	4.36	4.42	4.46
65	3.51	3.71	3.92	4.15	4.38	4.58	4.75	4.87	4.95
70	3.54	3.76	4.01	4.30	4.62	4.93	5.21	5.43	5.59
75	3.56	3.79	4.08	4.42	4.82	5.26	5.70	6.08	6.37
80	3.58	3.82	4.12	4.51	4.98	5.54	6.17	6.78	7.30
85	3.58	3.83	4.15	4.56	5.09	5.77	6.58	7.47	8.32
90	3.59	3.84	4.17	4.60	5.17	5.92	6.90	8.07	9.34]
(b) With 10 Years Certain

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.42	$3.55	$3.68	$3.80	$3.89	$3.97	$4.02	$4.05	$4.07
60	3.47	3.64	3.81	3.98	4.13	4.25	4.35	4.41	4.44
65	3.51	3.71	3.92	4.15	4.38	4.58	4.74	4.84	4.91
70	3.54	3.76	4.01	4.30	4.61	4.91	5.18	5.37	5.49
75	3.56	3.79	4.08	4.42	4.81	5.23	5.63	5.96	6.17
80	3.57	3.82	4.12	4.50	4.96	5.49	6.05	6.55	6.90
85	3.58	3.83	4.14	4.55	5.06	5.68	6.39	7.06	7.58
90	3.58	3.84	4.16	4.57	5.11	5.80	6.61	7.44	8.12]
Actuarial Basis — Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2010 under Scale G (set back three years) with compound interest at the effective rate of [3%] per year. For an assumed interest rate of 3 percent, the factor for a one-day Valuation Period is .9999190.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 28

Annuity Option Tables
Date of Birth 2000 +
Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.
Option 1: Life Income

Age and Sex					Age and Sex
of Annuitant	Non-	5 Years	10 Years	Installment	of Annuitant	Non-	5 Years	10 Years	Installment
Male	Refund	Certain	Certain	Refund	Female	Refund	Certain	Certain	Refund
[51	$3.81	$3.80	$3.79	$3.71	51	$3.60	$3.59	$3.59	$3.54
52	3.86	3.86	3.84	3.75	52	3.64	3.64	3.63	3.58
53	3.92	3.91	3.90	3.80	53	3.69	3.69	3.68	3.63
54	3.98	3.98	3.96	3.86	54	3.74	3.74	3.73	3.67
55	4.05	4.04	4.02	3.91	55	3.80	3.80	3.79	3.72
56	4.11	4.11	4.08	3.97	56	3.86	3.85	3.84	3.77
57	4.19	4.18	4.15	4.03	57	3.92	3.91	3.90	3.82
58	4.26	4.25	4.22	4.09	58	3.98	3.98	3.96	3.88
59	4.34	4.33	4.30	4.15	59	4.05	4.04	4.03	3.94
60	4.43	4.42	4.38	4.22	60	4.12	4.11	4.10	4.00
61	4.52	4.50	4.46	4.29	61	4.20	4.19	4.17	4.06
62	4.61	4.60	4.55	4.37	62	4.28	4.27	4.24	4.13
63	4.71	4.70	4.64	4.44	63	4.36	4.35	4.32	4.20
64	4.82	4.80	4.74	4.53	64	4.45	4.44	4.41	4.27
65	4.93	4.91	4.84	4.61	65	4.55	4.53	4.50	4.35
66	5.06	5.03	4.95	4.70	66	4.65	4.63	4.59	4.43
67	5.19	5.16	5.07	4.80	67	4.76	4.74	4.69	4.52
68	5.33	5.29	5.19	4.90	68	4.87	4.85	4.80	4.61
69	5.48	5.44	5.31	5.00	69	4.99	4.97	4.91	4.70
70	5.63	5.59	5.44	5.11	70	5.12	5.10	5.03	4.81
71	5.80	5.75	5.58	5.23	71	5.27	5.24	5.15	4.91
72	5.99	5.92	5.72	5.35	72	5.42	5.39	5.29	5.03
73	6.18	6.10	5.87	5.48	73	5.58	5.54	5.43	5.14
74	6.38	6.29	6.02	5.61	74	5.75	5.71	5.57	5.27
75	6.60	6.49	6.18	5.75	75	5.94	5.89	5.73	5.40
76	6.83	6.71	6.34	5.90	76	6.15	6.09	5.89	5.55
77	7.08	6.93	6.51	6.06	77	6.37	6.30	6.06	5.70
78	7.34	7.17	6.68	6.22	78	6.60	6.52	6.24	5.86
79	7.62	7.42	6.85	6.39	79	6.86	6.75	6.42	6.03
80	7.92	7.68	7.02	6.57	80	7.14	7.01	6.61	6.20
81	8.24	7.95	7.20	6.76	81	7.43	7.28	6.80	6.39
82	8.59	8.25	7.37	6.97	82	7.76	7.57	7.00	6.59
83	8.95	8.55	7.55	7.18	83	8.11	7.87	7.20	6.80
84	9.35	8.87	7.73	7.40	84	8.48	8.20	7.40	7.03
85	9.77	9.20	7.90	7.63	85	8.89	8.54	7.60	7.26
86	10.22	9.55	8.06	7.88	86	9.33	8.91	7.80	7.51
87	10.70	9.90	8.22	8.14	87	9.81	9.29	7.99	7.78
88	11.21	10.28	8.38	8.41	88	10.33	9.69	8.17	8.05
89	11.76	10.66	8.52	8.69	89	10.89	10.11	8.34	8.35
90	12.35	11.05	8.66	9.00	90	11.50	10.53	8.51	8.66]

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 29

Option 2: Joint & Survivor Life Income

(a) Nonrefund

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.38	$3.51	$3.63	$3.74	$3.83	$3.91	$3.96	$3.99	$4.02
60	3.43	3.59	3.75	3.91	4.06	4.18	4.27	4.33	4.37
65	3.47	3.66	3.86	4.08	4.29	4.48	4.64	4.76	4.83
70	3.50	3.70	3.95	4.22	4.51	4.80	5.07	5.28	5.43
75	3.52	3.74	4.01	4.33	4.70	5.11	5.52	5.88	6.16
80	3.53	3.76	4.05	4.41	4.85	5.38	5.96	6.53	7.02
85	3.54	3.78	4.08	4.47	4.96	5.59	6.34	7.17	7.96
90	3.54	3.79	4.10	4.50	5.03	5.73	6.64	7.73	8.91]
(b) With 10 Years Certain

Age	Age of
of Male	Female Contingent Annuitant
Annuitant	50	55	60	65	70	75	80	85	90
[55	$3.38	$3.51	$3.63	$3.74	$3.83	$3.90	$3.95	$3.99	$4.01
60	3.43	3.59	3.75	3.91	4.06	4.17	4.26	4.32	4.35
65	3.47	3.66	3.86	4.07	4.29	4.48	4.63	4.73	4.80
70	3.50	3.70	3.94	4.22	4.51	4.79	5.04	5.23	5.35
75	3.52	3.74	4.01	4.32	4.69	5.09	5.47	5.79	6.00
80	3.53	3.76	4.05	4.40	4.83	5.34	5.87	6.35	6.70
85	3.54	3.77	4.07	4.45	4.93	5.52	6.19	6.85	7.37
90	3.54	3.78	4.08	4.48	4.99	5.63	6.41	7.23	7.91]
Actuarial Basis — Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2010 under Scale G (set back four years) with compound interest at the effective rate of [3%] per year. For an assumed interest rate of 3 percent, the factor for a one-day Valuation Period is .9999190.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 30

This Page Intentionally Left Blank.

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 31

Our Home Office is at [100 Court Street, Binghamton, New York 13902].

Our Administrative Office is at [One Financial Way, Cincinnati, Ohio 45242].
Flexible Premium Deferred Variable Annuity Contract
Flexible Purchase Payments
Nonparticipating
Benefits Nontransferable if Issued on a Qualified Basis

Form NS-10-VA-07.4	National Security Life and Annuity Company	Page 32